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                                                                EXHIBIT 23.14.10

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated February 16, 1998, with respect to the financial statements of Winthrop Growth Investors I Limited Partnership for the years ended December 31, 1997 and 1996, in the Prospectus Supplement of AIMCO Properties, L.P.

/s/ IMOWITZ KOENIG & CO., LLP

New York, NY
October 22, 1998